                                   EXHIBIT 5


                           THOMAS J. CRAFT, JR., ESQ.
                          11000 PROSPERITY FARMS ROAD
                          PALM BEACH GARDENS, FL 33410
                                 (561) 691-1998


                                                July 16, 1997

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


                             Re:  American Diversified Group, Inc.
                                  Registration Statement on Form S-8

Gentlemen:

          I have been requested by American Diversified Group, Inc. (the "Registrant") to furnish an opinion as to matters hereinafter set forth in connection with the registration statement on Form S-8 under the Securities Act of 1933, as amended (the " Act"), covering a total of 25,500,000 shares of common stock, which shares are being issued for services to the Company by employees and consultants to the Registrant.

          In connection with this opinion, I have reviewed the filings of the Registrant incorporated by reference in the registration statement, and have determined that the Registrant is current in its reporting requirements under the Securities Exchange Act or 1934. I have further determined that the shares have been legally issued, and are fully paid and non-assessable shares of the Registrant. Further, the Registrant has duly authorized the issuance of the shares and the filing of this registration statement on Form S-8 under the Act.

          I hereby consent to the inclusion of this opinion in the registration statement on Form S-8 being duly filed with the Securities and Exchange Commission.


                                                Very truly yours,


                                                /s/ Thomas J. Craft, Esq.
                                                -------------------------
                                                Thomas J. Craft

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